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                                                                 EXHIBIT 10.9

                         AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made as of the ___________ day of ____________, ______,

     BY AND BETWEEN           NEW YORK BAGEL ENTERPRISES, INC.,
                              a Kansas corporation,
                              hereinafter referred to as

                                       "SELLER"

     AND                      COMMERCIAL EQUITY, INC.,
                              a Kansas corporation,
                              hereinafter referred to as

                                        "BUYER"

     W I T N E S S E T H :

     WHEREAS, Seller is the current owner of certain real property located in the city of ____________, ___________, and more particular described in Exhibit "A" ("________ Land"), and all buildings, structures, facilities, improvements and fixtures located thereon, including, without limitation, an approximately ________ square foot facility currently used as a New York Bagel Cafe restaurant ("________ Improvements"). The _________ Land and the _________ Improvements are hereinafter collectively referred to as the "__________ Facility";

     WHEREAS, Seller is the current owner of certain real property located in the city of ___________, __________,, and more particular described in Exhibit "B" ("________ Land"), and all buildings, structures, facilities, improvements and fixtures located thereon, including, without limitation, an approximately________ square foot facility currently used as a New York Bagel Cafe restaurant ("_________ Improvements"). The __________ Land and the _________ Improvements are hereinafter collectively referred to as the "__________ Facility"; and

     WHEREAS, Seller desires to sell all of its right, title and interest in and to the __________ Facility, and the _____________ Facility (hereinafter collectively referred to as the "Properties") to Buyer, and Buyer desires to purchase all of Seller's right, title and interest in and to all the Properties from Seller, all on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

     1. PURCHASE AND SALE. Seller agrees to sell all of its right, title and interest in and to all the Properties to Buyer, and Buyer agrees to purchase all of Seller's right, title and interest in and to all the Properties from Seller, on the terms and conditions hereinafter set forth in this Agreement.

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     2.   PURCHASE PRICE.

          2.1 The aggregate purchase price ("Purchase Price") for all the Properties shall be ___________________ Dollars ($__________); which
     Purchase Price is comprised of: (a) ___________________ Dollars ($_________) for the _________ Facility ("_______ Purchase Price"); and
     (b) ______________ Dollars  ($________) for the ___________ Facility
     ("_________ Purchase Price").

          2.2 The Purchase Price shall be paid at the Closing (as hereinafter defined) by delivering the ________ Purchase Price, and the ______________ Purchase Price, respectively, to Seller by wire transfer of immediately available federal funds.

     3.   CONDITION OF TITLE TO PROPERTIES.

          3.1 At Closing, Seller shall assign to Buyer all of its right, title and interest to each of the Properties free and clear of all liens, except for (i) liens securing real property taxes and assessments, which constitute liens not yet due and payable; and (ii) such other exceptions and reservations (other than liens) shown on those certain Preliminary Title Reports ("Preliminary Reports") issued by the title companies set forth in Exhibit "C" ("Title Companies") for each of the Properties which are approved in writing by Buyer. All exceptions to title permitted pursuant to this Paragraph 3.1 are referred to in this Agreement as "Permitted Exceptions." Seller shall provide Buyer with a copy of the Preliminary Reports and copies of all exceptions described therein as soon as possible. Buyer shall have ten (10) business days after the date of Buyer's receipt thereof within which to notify Seller in writing of Buyer's disapproval of any exceptions set forth in the Preliminary Reports. In the event of Buyer's disapproval of any exception in any of the Preliminary Reports, this Agreement shall thereupon terminate.

          3.2 At the Closing, Buyer's right, title and interest in and to the Properties shall be evidenced by the commitment of the title company to issue an ALTA Owner's Form B-1970 policy of title insurance with all endorsements required by Buyer, with liability in the amount of the _____________ Purchase Price, and the _____________ Purchase Price, respectively, showing fee simple interest in the Properties vested in Buyer, subject only to the Permitted Exceptions (collective, the "Title Policies") and the standard printed exceptions (except that the exceptions relating to mechanic's liens and survey matters shall be deleted from the final title insurance policy).

     4. BUYER'S CONTINGENCIES. Buyer's obligation to purchase any of the Properties is subject to satisfaction of the following contingencies described in Subparagraphs (a) through (g) in this Paragraph 4 ("Contingencies") prior to the Closing Date (as hereinafter defined) or earlier date set forth below. Each and all of the following Contingencies are for the sole benefit of Buyer and may be waived or deemed satisfied by Buyer in Buyer's sole and absolute discretion:

               (a) Buyer shall have approved and both Buyer and Seller shall have executed those certain leases ("Leases") between Buyer, as the lessor, and Seller, as the lessee, relating to each of the Properties, upon terms and conditions mutually satisfactory to the parties, each of which Lease shall by its terms have the Closing Date as the "Commencement Date" thereunder.

               (b) Buyer shall have reviewed and approved each of the Preliminary Reports and all recorded exceptions to title thereon, as and when provided under Paragraph 3 hereof, and Title Companies shall be committed to issue all Title Policies as required hereunder without expense to Buyer.

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               (c)  Seller shall have delivered to Buyer no later than five (5)
          days prior to the date scheduled for Closing, and Buyer shall have reviewed and approved, an ALTA land title survey for each of the Properties, each prepared by a professional land surveyor entirely satisfactory to Buyer, showing all improvements located thereon, plotting all record easements, covenants and other encumbrances located thereon, with the record legal description of appearing on the face thereof.

               (d) Seller shall have delivered to Buyer, and Buyer shall have reviewed and approved, a tax lien search as to each of the Properties, each updated as of not earlier than thirty (30) days prior to the Closing Date.

               (e) Seller shall have delivered to Buyer, and Buyer shall have reviewed and approved, a Phase I Environmental Site Assessment as to each of the Properties dated within three hundred and sixty (360) days of the Closing Date.

               (f) Buyer shall have approved its inspection and examination of the physical condition of the Properties. Buyer shall have access to all the Properties at reasonable times and shall have the right to conduct, at Buyer's expense, soil tests, engineering feasibility studies, environmental investigations and such other studies with respect to the physical condition of all the Properties as Buyer may desire. Buyer shall hold and save Seller harmless from and against any and all loss, cost, damage, liability, entry or expense, arising out of or in any way related to damage to property, injury to or death of persons, or the assertion of lien claims caused by such entry, inspection and implementation of soil tests, environmental investigations and other studies with respect to the physical condition of the Properties; provided, however, that notwithstanding any contrary provision contained herein, Buyer shall have no liability to Seller for any diminution in value of the Properties directly or indirectly resulting from or related to any information pertaining to the Properties discovered by Buyer and reported to Seller or its agents pursuant to the terms of this Agreement. If Buyer elects to terminate this Agreement by reason of failure of the Contingencies set forth in this Paragraph 4(f), Buyer shall promptly upon such election deliver to Seller all written reports, studies and information prepared by third parties for Buyer which pertain to the physical condition of the Properties.

               (g) Seller shall have delivered to Buyer and Title Companies all corporate resolutions, certificates and other documentation as may be reasonably required by Buyer and/or Title Companies.

               (h) Buyer's obligation to purchase the Properties is conditioned on Buyer obtaining on or before the Closing financing of the Purchase Price on terms and conditions acceptable to Buyer in Buyer's sole discretion. In the event this contingency is not met by the Closing Date, this Agreement shall, at Buyer's option, terminate without any remaining liability of any party.

     If Buyer disapproves any Contingency prior to the Closing or earlier date set forth above, Buyer's sole remedy shall be to terminate this Agreement and Seller shall have no obligation to remedy any Contingency which Buyer disapproves.

     5.   REPRESENTATIONS AND WARRANTIES BY SELLER.

          5.1 Seller makes the representations and warranties in this Paragraph 5, each and all of which shall survive any and all inquiries and investigations made by Buyer and shall survive the Closing:

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               (a)  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas which has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Seller, and the specific, individual parties signing this Agreement on behalf of Seller, represent and warrant that the parties signing this Agreement on behalf of Seller have the full legal power, authority and right to execute and deliver this Agreement.

               (b) Neither the entering into this Agreement nor the performance of any of Seller's obligations under this Agreement will violate the terms of any contract, agreement or instrument to which Seller is a party.

               (c) Each of the Properties is zoned to permit the operation of a restaurant thereon, and all improvements on each of the Properties conform to all existing building, zoning, environmental or other laws and ordinances, and are in good operating condition and repair as of the Closing Date. Seller has not received any notice of any presently uncured violation of any law, ordinance, rule or regulation (including, without limitation, those relating to zoning, building, fire, health and safety) of any governmental, quasi-governmental authority bearing on the construction, operation, ownership or use of any of the Properties.

               (d) Seller has not received any notice of any pending widening, modification or realignment of any street or highway contiguous to either property or any existing or proposed eminent domain proceeding which would result in a taking of all or any part of any of the Properties.

               (e) None of the easements, covenants, conditions, restrictions or agreements to which any of the Properties is subject interferes with or is breached by the use or operation of the Properties as presently used and operated as a restaurant.

               (f) Seller has not been served with any litigation, and no arbitration proceedings have been commenced, which do or will affect any aspect of any of the Properties or Seller's ability to perform its obligations under this Agreement. In addition, Seller has not been threatened in writing with any litigation (or arbitration) by a third party which would affect any aspect of any of the Properties or Seller's ability to perform its obligations under this Agreement.

               (g) Adequate gas, telephone, electricity, water and sewer facilities are available to all the Properties, and all such facilities serving the Properties have been paid for such that Buyer will not be subject to charges or assessments for capital or hookup costs relating to such facilities.

               (h) There are not any written commitments to, or written agreements with, any governmental or quasi-governmental authority or agency materially affecting any of the Properties which have not been heretofore disclosed by Seller to Buyer in writing.

               (i) All expenses in connection with the construction of all the improvements on all the Properties have been fully paid, such that there is no possibility of any mechanics' or materialmens' liens being asserted or filed in the future against any of the Properties in respect of any initial construction activities undertaken prior to the Closing.

               (j) Seller has not been served or notified by any governmental or quasi-governmental authority that (i) any of the Properties, or any adjoining property, contains or may contain any "Hazardous Materials" in violation of any "Environmental Regulations" (as those terms are defined in Paragraph 5.1(k) below); or (ii) Hazardous Materials have heretofore been stored, used or

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          maintained on, in or under any of the Properties in violation of any
          Environmental Regulations. In addition, to the best of Seller's knowledge, but without any specific investigation therefore, there are no Hazardous Materials located in, on or under all or any portion of any of the Properties or the area surrounding any of the Properties.

               (k) As used in this Agreement, the terms "Environmental Regulations" and "Hazardous Materials" shall have the following meanings:

                    (i) "ENVIRONMENTAL REGULATIONS" shall mean all applicable statutes, regulations, rules, ordinances, codes, license, permits, orders, approvals, plans, authorizations, and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (1) all requirements, including, without limitation, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, whether solid, liquid or gaseous in nature; and (2) all requirements pertaining to the protection of the health and safety of employees or the public.

                    (ii) "HAZARDOUS MATERIALS" shall mean (1) any flammables,
               explosive or radioactive materials, hazardous waste, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 ET SEQ.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ.; Occupational Safety and Health Act, 29 U.S.C. Section 651, ET SEQ.; and any and all similar state and local laws and ordinances, and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto;
               (2) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (3) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the States of _____________ or __________, or any political subdivision thereof; (4) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (5) petroleum or any by-products thereof; (6) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 ET SEQ., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (7) asbestos in any form or condition; and (8) polychlorinated biphenyls.

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               (l)  There are no other written agreements for the use, occupancy or possession of any of the Properties, or any portion thereof. There are no oral agreements for the use, occupancy or possession of any of the Properties or any portion thereof.

               (m) Until the Closing, each of the Properties will continue to be operated in substantially the same manner as operated as of the date of this Agreement. Seller will not do or cause anything to be done that would change, alter or modify the operation of each of the Properties in the manner in which it is operated as of the date of this Agreement, without the prior written consent of Buyer.

               (n) Seller has neither engaged nor dealt with any broker or finder in connection with the sale contemplated by this Agreement and Seller shall indemnify, defend and hold Buyer harmless from and against, any commission or finder's fee payable to any party who represents or claims to represent Seller.

               (o) Seller will not alter the physical condition of any of the Properties from and after the date of this Agreement through, and including, the Closing Date, reasonable wear and tear excepted. Subject to Paragraphs 10 and 11 hereof, if, through no fault of Seller, the physical condition of any of the Properties is different as of the Closing from that as of the date of this Agreement, the terms and conditions of Paragraph 5.2, below shall apply.

          5.2 Each and all of the representations and warranties set forth in Paragraph 5.1 above shall be true and correct as of the Closing; provided that, if, prior to the Closing, new events have occurred which were beyond the control of Seller (other than pursuant to Paragraphs 10 and 11 hereof) and which render any previously true representation or warranty untrue, Seller shall immediately disclose those matters by written notice to Buyer. Buyer shall have ten (10) business days after the earlier of (i) such disclosure; or (ii) Buyer's independent discovery that such representation or warranty has become untrue, to elect, in its sole and absolute discretion, and as its sole remedy, by written notice to Seller within said ten (10) business day period, whether (i) to purchase the Properties or
     (ii) terminate this Agreement. If Buyer fails to notify Seller of its election to terminate this Agreement within said ten (10) business day period provided above, Buyer shall be deemed to have accepted the modified representations and warranties and elected to purchase the Properties.

     6.   REPRESENTATIONS AND WARRANTIES BY BUYER.

     Buyer makes the following representations and warranties in this Paragraph 6, each and all of which shall survive any and all inquiries and investigations made by Seller and shall survive the Closing and recordation of the Warranty Deeds:

          6.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas which has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Buyer, and the specific, individual parties signing this Agreement on behalf of Buyer represent and warrant that the parties signing this Agreement on behalf of Buyer have the full legal power, authority and right to execute and deliver this Agreement.

          6.2 Buyer has neither engaged nor dealt with any broker or finder in connection with the sale contemplated by this Agreement and Buyer shall indemnify, defend and hold Seller harmless from and against, any commission or finder's fee payable to any party who represents or claims to represent Buyer.

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     7.   INDEMNIFICATION.

          7.1 Subject to any other provisions of this Agreement to the contrary, each party agrees to indemnify ("Indemnitor") and hold the other party ("Indemnitee") harmless from and against any claim, loss, damage or expense, including any reasonable attorneys' fees (including attorneys' fees on appeal), asserted against or suffered by the Indemnitee resulting from:

               (a)  Any breach by the Indemnitor of this Agreement; or

               (b) The inaccuracy or breach of any of the representations, warranties or covenants made by the Indemnitor in this Agreement.

          7.2 The Indemnitee shall submit any claim for indemnification under this Agreement to the Indemnitor in writing within a reasonable time after Indemnitee determines that an event has occurred which has given rise to a right of indemnification under this Paragraph 7 and shall give Indemnitor a reasonable opportunity to investigate and cure any default of Indemnitor under this Agreement and eliminate or remove any claim by a third party. Notwithstanding the foregoing, if the nature of Indemnitor's default or the third party claim is such that it would be impracticable or unreasonable to give Indemnitor an opportunity to investigate and cure such default and remove such claim, Indemnitee need not give Indemnitor such opportunity.

          7.3 If such claim for indemnification relates to a claim or demand presented in writing by a third party against Indemnitee, Indemnitor shall have the right to employ counsel reasonably acceptable to Indemnitee to defend any such claim or demand, and Indemnitee shall make available to Indemnitor, or its representatives, all records and other materials in its possession or under its control reasonably required by Indemnitor for its use in contesting such liability. If Indemnitor does not elect to defend any such claim or demand, Indemnitee may do so at its option, but shall not have any obligation to do so.

     8.   CLOSING.

          8.1 Provided that all Contingencies set forth in Paragraph 4 have been satisfied or waived, as provided therein, the parties shall close the transactions ("Closing") on _____________, _______ or earlier date agreed upon by the parties ("Closing Date"). Upon the Closing, Seller shall deliver exclusive right of possession of each of the Properties to Buyer subject only to the permitted exceptions.

          8.2 At the Closing, Buyer shall deliver to Seller the following funds and documents:

               (a) The Purchase Price (in the aggregate amount specified in Paragraph 2), as adjusted pursuant to this Agreement; and

               (b) Duly executed Leases between Buyer, as lessor, and Seller, as lessee, relating to each of the Properties.

          8.3 Upon the Closing, Seller shall pay all closing costs and expenses incurred by both Seller and Buyer in connection with this transaction, including, without limitation, (a) the entire cost of the Title Policies;
     (b) the cost of any and all documentary transfer tax or stamps or other sales tax; (c) all recording fees; and (d) all of Buyer's costs and expenses as defined below. "Buyer's costs and expenses" shall mean all costs and expenses incurred by Buyer, including, without limitation, Buyer's attorneys' fees and expenses not

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     to exceed Five Thousand Dollars ($5,000) in connection with the negotiation, drafting, due diligence review and investigation, and the closing of the transactions contemplated herein. Buyer is to incur no direct cost or expense in connection with the Closing of the transactions contemplated herein.

          8.4 If the Closing fails to occur as provided hereunder as a result of the default of this Agreement by a party, the defaulting party shall pay all title charges; provided, however, that nothing in this Paragraph 8 shall be deemed to limit, and the provisions of this Paragraph 8 shall be in addition to, all other rights and remedies of the nondefaulting party.

     9. PRORATIONS. There shall be no prorations of any costs or expenses related to any of the Properties owing to the fact that the Leases are so-called triple-net leases and all costs and expenses which would otherwise be prorated shall be paid by Seller pursuant to the Leases.

     10. DAMAGE OR DESTRUCTION PRIOR TO CLOSING. If any of the Properties, or any portion thereof, is damaged or destroyed prior to the Closing from any cause whatsoever, whether insured risk or not, including, without limitation, fire, flood, accident or other casualty which, according to Buyer's and Seller's best estimate, would cost more than Ten Thousand Dollars ($10,000) to repair, Buyer shall have the option, upon written notice to Seller, to either (i) terminate this Agreement, or (ii) purchase all the Properties. If Buyer elects to purchase the Properties, Seller shall promptly repair such Property. In the event that Buyer's and Seller's best estimate of the cost of repair is Ten Thousand Dollars ($10,000) or less, Buyer shall purchase the Properties and Seller shall promptly repair such Property. Should any damage or destruction occur prior to the Closing, the date scheduled for the Closing shall be extended for a period of time not to extend thirty (30) days, for the purpose of allowing Buyer and Seller sufficient time to estimate the cost of repair. If Buyer fails to notify Seller of its election under this Paragraph 10, Buyer shall be deemed to have elected to purchase the Properties.

     11.  EMINENT DOMAIN.

          11.1 The words "condemnation" or "condemned" as used in this Paragraph 11 shall mean the exercise of, or intent to exercise, the power of eminent domain expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency or authority having the right or power of eminent domain (the "condemning authority").

          11.2 If Seller receives written notice from a condemning authority advising of a condemnation of all or any portion of the Properties ("Condemnation Notice"), Seller shall immediately advise Buyer of same in writing and deliver therewith a copy of the Condemnation Notice. Within three (3) days after Buyer's receipt of the Condemnation Notice, Buyer shall notify Seller of its election to either (i) terminate this Agreement or (ii) purchase the Properties. If Buyer elects to purchase the Properties, Seller shall transfer to Buyer at the Closing all proceeds from condemnation or Seller's right to receive all such proceeds. If Buyer fails to notify Seller of its election under this Paragraph 11, Buyer shall be deemed to have elected to purchase the Properties.

     12. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, conditions, agreements and obligations contained in or relating to this Agreement shall survive the Closing and the recordation of the Warranty Deeds.

     13. NOTICES. All notices to be given pursuant to this Agreement shall be either (i) personally delivered; (ii) sent via certified or registered mail, postage prepaid; or (iii) overnight courier. If sent via personal delivery, receipt shall be deemed effective on the day of delivery. If sent via certified or registered mail, receipt shall be

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deemed effective the second business day after being deposited in the United
States mail. If sent via overnight courier, receipt shall be deemed effective the next business day after the sending thereof. All notices to be given pursuant to this Agreement shall be given to the parties at the following respective address:

          To Buyer:           Commercial Equity, Inc.
                              300 I.M.A. Plaza
                              250 North Water Street
                              Wichita, Kansas  67202-1213
                              Attention:  David L. Murfin, President
                              Telecopier No.:  316-267-6004

          with a copy to:     Foulston & Siefkin L.L.P.
                              700 NationsBank Financial Center
                              Wichita, Kansas  67202
                              Attention:  William R. Wood II
                              Telecopier No.:  316-267-6345

          To Seller:          New York Bagel Enterprises, Inc.
                              300 I.M.A. Plaza
                              250 North Water Street
                              Wichita, Kansas 67202-1213
                              Attention:  Paul R. Hoover
                                          Vice President - Strategic Planning
                              Telecopier No.:  (316) 267-8154

          with a copy to:     Klenda, Mitchell, Austerman & Zuercher, L.L.C.
                              1600 Epic Center
                              301 North Main Street
                              Wichita, Kansas 67202-4888
                              Attention:  Gregory B. Klenda
                              Telecopier No.:  (316) 267-0333

     14. ENTIRE AGREEMENT. This Agreement, and the exhibits attached hereto, represent the entire Agreement between the parties in connection with the transactions contemplated hereby and the subject matter hereof and this Agreement supersedes and replaces any and all prior and contemporaneous agreements, understandings and communications between the parties, whether oral or written, with regard to the subject matter hereof. There are no oral or written agreements, representations or inducements of any kind existing between the parties relating to this transaction which are not expressly set forth herein. This Agreement may not be modified except by a written agreement signed by both Buyer and Seller.

     15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, administrators, successors in interest and assigns.

     16. WAIVER. No waiver by any party at any time of any breach of any provision of this Agreement shall be deemed a waiver or a breach of any other provision herein or a consent to any subsequent breach of the same or another provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action.

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     17.  CAPTIONS AND HEADINGS.  The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of this Agreement.

     18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

     19. GOVERNING LAW. This Agreement has been prepared, negotiated and executed in, and shall be construed in accordance with, the laws of the State of Kansas.

     20. ATTORNEYS' FEES. If either party named herein brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action (or proceeding), on trial or appeal, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the Court (or if applicable, the arbitrator).

     21. TIME OF ESSENCE. Time is of the essence with respect to all matters contained in this Agreement.

     22. DATE OF AGREEMENT. All references in this Agreement to "the date of this Agreement" or "the date hereof" shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

     23. INVALIDITY OF ANY PROVISION. If any provision (or any portion of any provision) of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity, and enforceability of the remaining provisions (or the balance of such provision) shall not be affected thereby.

     24. DRAFTING OF AGREEMENT. Buyer and Seller acknowledge that this Agreement has been negotiated at arm's length, that each party has been represented by independent counsel and that this Agreement has been drafted by both parties and no one party shall be construed as the draftsperson.

     25. NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is entered into for the sole benefit of Buyer and Seller and no other parties are intended to be direct or incidental beneficiaries of this Agreement and no third party shall have any right in, under or to this Agreement.

     26. INCORPORATION OF EXHIBITS. Each and all of the exhibits to this Agreement are incorporated herein as if set forth in full in this Agreement.

     27. PUBLIC ANNOUNCEMENTS. The parties agree that all statements and/or public announcements, including those to the media, concerning this transaction shall be subject to the parties' collective approval, which approval shall not be unreasonably or untimely withheld.






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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph of this Agreement.


                              NEW YORK BAGEL ENTERPRISES, INC.,
                              a Kansas corporation


                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------

                                       "SELLER"


                              COMMERCIAL EQUITY, INC.,
                              a Kansas corporation


                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------

                                        "BUYER"



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